Exhibit 99.1

NEWS RELEASE
CONTACT: Jason Korstange
(952) 745-2755
tcfbank.com
FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Quarterly Net Income of $23.6 Million, or 15 Cents Per Share

2012 HIGHLIGHTS

-  Net interest margin of 4.65 percent, up 66 basis points from 2011

-  Total loans and leases of $15.4 billion, up 9 percent from 2011

-  Average deposits increased $1.2 billion, or 10.1 percent from 2011

FOURTH QUARTER HIGHLIGHTS

-  Net interest margin of 4.79 percent, up 87 basis points from the fourth quarter of 2011

-  Pre-tax pre-provision profit of $87.2 million, up 3.5 percent from the fourth quarter of 2011

-  Average deposits increased $1.7 billion, or 13.7 percent from the fourth quarter of 2011

-  Non-performing assets decreased $65.8 million, or 12.1 percent from the third quarter of 2012

-  Over 60-day accruing delinquent loans improved by $3.2 million, or 3.2 percent from the third quarter of 2012

-  Announced common and preferred stock dividend payments, payable February 28, 2013 and March 1, 2013, respectively

Summary of Financial Results								Table 1

($ in thousands, except per-share data)
				Percent Change
	4Q 2012	3Q 2012	4Q 2011	4Q12 vs 3Q12	4Q12 vs 4Q11	YTD 2012 (3)	YTD 2011	Percent Change
Net income (loss)	$23,551	$9,322	$16,443	152.6%	43.2%	$(218,490)	$109,394	N.M .
Net interest income	201,063	200,559	173,434.3		15.9	780,019	699,688	11.5%
Pre-tax pre-provision profit(1)	87,151	115,809	84,191	(24.7)	3.5	381,656	379,671.5
Diluted earnings (loss) per common share	.15	.06	.10	150.0	50.0	(1.37)	.71	N.M.

Financial Ratios(2)
Return on average assets	.63%	.30%	.37%			(1.14)%	.61%
Return on average common equity	5.93	2.36	3.55			(13.33)	6.32
Net interest margin	4.79	4.85	3.92			4.65	3.99
Net charge-offs as a percentage of average loans and leases	1.18	2.74	1.63			1.54	1.45

N.M. = Not meaningful.

(1) Pre-tax pre-provision profit (‘‘PTPP’’) is calculated as total revenues less non-interest expense. 2012 PTPP excludes the non-recurring net loss of $473.8 million related to the balance sheet repositioning completed in the first quarter of 2012.

(2) Annualized.
(3) Includes a net, after-tax charge of $295.8 million, or $1.87 per share, related to the balance sheet repositioning.

WAYZATA, MN, January 30, 2013 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported net income for the fourth quarter of 2012 of $23.6 million, compared with net income of $16.4 million in the fourth quarter of 2011 and net income of $9.3 million for the third quarter of 2012. Diluted earnings per common share was 15 cents for the fourth quarter of 2012, compared with 10 cents in the fourth quarter of 2011 and 6 cents in the third quarter of 2012.

TCF reported a net loss of $218.5 million for the year ended December 31, 2012, compared with net income of $109.4 million for the same period in 2011. The net loss for the year ended December 31, 2012 included (i) a net after-tax charge of $295.8 million, or $1.87 per common share, related to a balance sheet repositioning involving certain investments and borrowings and (ii) a net after-tax charge of $20.6 million, or 13 cents per common share, related to the implementation of clarifying bankruptcy-related regulatory guidance adopted in the third quarter, which requires loans subject to a borrower’s discharge from personal liability where the borrower has not reaffirmed the debt following Chapter 7 bankruptcy to be reported as non-accrual loans, and written down to the estimated collateral value, regardless of delinquency status.  Diluted loss per common share for 2012 was $1.37, compared with diluted earnings per common share of 71 cents in 2011.

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Chairman’s Statement

“TCF’s building and investing year was highlighted by several key actions, including the balance sheet repositioning, growth of our national lending businesses and a return to TCF Free Checking,” said William A. Cooper, Chairman and Chief Executive Officer.  “I am pleased by the progress TCF made throughout 2012. In the fourth quarter we completed our second preferred stock issuance in 2012, saw continued checking account growth, reduced charge-offs and provision and an overall improvement in credit quality.

“The asset growth in our national platforms, the encouraging signs we are seeing in credit quality, and the execution on TCF Free Checking have provided significant momentum.  I am confident that we will be able to continue to execute on the strategies we have put in place and deliver results to our stockholders.”

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Revenue

Total Revenue								Table 2
				Percent Change
($ in thousands)	4Q 2012	3Q 2012	4Q 2011	4Q12 vs 3Q12	4Q12 vs 4Q11	YTD 2012	YTD 2011	Percent Change
Net interest income	$201,063	$200,559	$173,434.3%		15.9%	$780,019	$699,688	11.5%
Fees and other revenue:
Fees and service charges	44,262	43,745	51,002	1.2	(13.2)	177,953	219,363	(18.9)
Card revenue	12,974	12,927	13,643.4		(4.9)	52,638	96,147	(45.3)
ATM revenue	5,584	6,122	6,608	(8.8)	(15.5)	24,181	27,927	(13.4)
Total banking fees	62,820	62,794	71,253	N.M .	(11.8)	254,772	343,437	(25.8)
Leasing and equipment finance	26,149	20,498	18,492	27.6	41.4	92,721	89,167	4.0
Gains on sales of auto loans	6,869	7,486	1,133	(8.2)	N.M .	22,101	1,133	N.M .
Gains on sales of consumer real estate loans	854	4,559	-	(81.3)	N.M .	5,413	-	N.M .
Other	3,973	3,688	1,570	7.7	153.1	13,184	3,434	N.M .
Total fees and other revenue	100,665	99,025	92,448	1.7	8.9	388,191	437,171	(11.2)
Subtotal	301,728	299,584	265,882.7		13.5	1,168,210	1,136,859	2.8
(Losses) gains on securities, net	(528)	13,033	5,842	(104.1)	(109.0)	102,232	7,263	N.M .
Total revenue	$301,200	$312,617	$271,724	(3.7)	10.8	$1,270,442	$1,144,122	11.0

Net interest margin(1)	4.79%	4.85%	3.92%			4.65%	3.99%
Fees and other revenue as a % of total revenue	33.42	31.68	34.02			30.56	38.21
N.M. = Not meaningful.
(1) Annualized.

Net Interest Income

•                 Net interest income for the fourth quarter of 2012 increased $27.6 million, or 15.9 percent, compared with the fourth quarter of 2011.  The increase was due to the balance sheet repositioning completed in the first quarter of 2012, which resulted in a $37.3 million reduction to the cost of borrowings, partially offset by a $17.1 million reduction of interest income on lower levels of mortgage-backed securities. Additionally, net interest income increased due to higher average loan balances in our national lending businesses, which includes leasing and equipment finance, inventory finance and auto finance businesses. These increases were offset by reduced interest income due to both lower yields and lower average balances of consumer real estate and commercial loans.

•                 Net interest margin in the fourth quarter of 2012 was 4.79 percent, compared with 3.92 percent in the fourth quarter of 2011 and 4.85 percent in the third quarter of 2012. The increase from the fourth quarter of 2011 was primarily due to lower average costs of borrowings as a result of the balance sheet repositioning. The decrease from the third quarter of 2012 was due to lower yields on new originations in the national lending portfolio in the current low rate environment.

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Non-interest Income

•                 Banking fees and service charges in the fourth quarter of 2012 were $44.3 million, down $6.7 million, or 13.2 percent, from the fourth quarter of 2011. The decrease in banking fees and service charges from the fourth quarter of 2011 was primarily due to changes in our deposit product fee structure and the elimination of the monthly maintenance fee.  Banking fees and service charges in the fourth quarter of 2012 increased $517 thousand from the third quarter of 2012 as seasonal decreases in incident rates were offset by an increase in checking accounts and additional fees related to accounts acquired from Prudential.

•                 Leasing and equipment finance revenue was $26.1 million during fourth quarter of 2012, up $7.7 million, or 41.4 percent, from the fourth quarter of 2011, and up $5.7 million, or 27.6 percent from the third quarter of 2012. The increases were primarily due to sales-type lease revenue growth in the leasing and equipment finance portfolio as a result of customer-driven events.

•                 TCF sold $159.6 million, $37.4 million and $161.1 million of auto loans during the fourth quarters of 2012 and 2011, and the third quarter of 2012, respectively, resulting in gains in the same respective periods.

•                 In the fourth quarter of 2012, TCF sold $25.8 million of consumer real estate loans, recognizing a gain of $854 thousand. In the third quarter of 2012, TCF sold $136.7 million of consumer real estate loans, recognizing a gain of $4.6 million.

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Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
($ in thousands)	4Q	3Q	4Q	4Q12 vs	4Q12 vs	YTD	YTD	Percent
	2012	2012	2011	3Q12	4Q11	2012	2011	Change
Period-End:
Consumer real estate	$6,674,501	$6,648,036	$6,895,291.4%		(3.2)%
Commercial	3,405,235	3,511,234	3,449,492	(3.0)	(1.3)
Leasing and equipment finance	3,198,017	3,157,977	3,142,259	1.3	1.8
Inventory finance	1,567,214	1,466,269	624,700	6.9	150.9
Auto finance	552,833	407,091	3,628	35.8	N.M .
Other	27,924	27,610	34,885	1.1	(20.0)
Total	$15,425,724	$15,218,217	$14,150,255	1.4	9.0

Average:
Consumer real estate	$6,663,660	$6,729,254	$6,933,051	(1.0)	(3.9)	$6,757,512	$7,013,281	(3.6)%
Commercial	3,452,768	3,538,111	3,476,660	(2.4)	(.7)	3,485,218	3,565,085	(2.2)
Leasing and equipment finance	3,184,540	3,164,592	3,043,329.6		4.6	3,155,946	3,074,207	2.7
Inventory finance	1,570,829	1,440,298	766,885	9.1	104.8	1,434,643	856,271	67.5
Auto finance	504,565	367,271	1,442	37.4	N.M .	296,083	363	N.M .
Other	14,704	16,280	17,944	(9.7)	(18.1)	16,549	19,324	(14.4)
Total	$15,391,066	$15,255,806	$14,239,311.9		8.1	$15,145,951	$14,528,531	4.2

N.M. = Not meaningful.

•    Loans and leases were $15.4 billion at December 31, 2012, an increase of $1.3 billion, or 9 percent, compared with December 31, 2011, and up slightly compared with September 30, 2012.  The increase from 2011 was due to growth in inventory finance, primarily from the new program with Bombardier Recreational Products, Inc. (“BRP”), the continued growth of auto finance, acquired in November 2011, and growth in leasing and equipment finance, partially offset by decreases in consumer real estate loans driven by sales in the third and fourth quarter of 2012 and a decline in origination of first mortgages.

•    Auto finance increased its portfolio of managed loans, which includes portfolio loans, loans held for sale, and loans sold and serviced for others, to $1.3 billion as of December 31, 2012, an increase of $242.1 million from September 30, 2012, and an increase of $864.5 million from December 31, 2011. At December 31, 2012, auto finance had 6,176 active dealers, compared with 6,087 at September 30, 2012 and 3,451 at December 31, 2011.

•    Total loan and lease originations were $2.8 billion for the fourth quarter of 2012, an increase of $1.4 billion, or 105.1 percent, compared with the fourth quarter of 2011.  This increase was primarily due to strong growth in our national lending businesses as it expanded its origination sources through new

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segments, programs and dealers. Total loan and lease originations increased $378.9 million, or 15.5 percent, compared with the third quarter of 2012, due to increases in the inventory finance portfolio as well as increased originations of commercial and leasing and equipment finance loans.

•    Quarterly average loans and leases were $15.4 billion for the quarter ended December 31, 2012, an increase of $1.2 billion, or 8.1 percent, compared with the quarter ended December 31, 2011. The increase from the quarter ended December 31, 2011 was primarily due to growth in the inventory finance portfolio due to the funding of dealers of BRP products, as well as the growth in the auto finance portfolio since its acquisition in November 2011.

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Credit Quality

Credit Trends	Table 4
(In millions)

(At or for the Quarter Ended)

(1) Includes non-accrual loans and leases and other real estate owned.

(2) Excludes acquired portfolios and non-accrual loans and leases.

(3) Excludes the impact of implementation of clarifying bankruptcy-related regulatory guidance adopted in the third quarter of 2012.

•

Over 60-day delinquencies improved for the fourth consecutive quarter. Net charge-offs decreased $58.9 million from the third quarter, primarily due to the $43.9 million in charge-offs recorded at September 30, 2012 related to the implementation of clarifying bankruptcy-related regulatory guidance. Non-performing assets decreased from the third quarter due to decreases in commercial non-accrual loans and decreases in balances of commercial and consumer real estate other real estate owned.

•

The over 60-day delinquency rate at December 31, 2012, was .64 percent, down from .85 percent at December 31, 2011. The decrease was primarily a result of reduced delinquencies in the consumer real estate portfolio.

•

Non-accrual loans and leases were $379.5 million at December 31, 2012, a decrease of $42.4 million, or 10 percent, from September 30, 2012 and an increase of $81.1 million, or 27.2 percent, from December 31, 2011. The decrease from September 30, 2012 was primarily due to $27.7 million of commercial loans returning to accrual status, as well as payments received on commercial non-accrual loans. The

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increase from December 31, 2011 was primarily due to the implementation of clarifying bankruptcy-related regulatory guidance in the third quarter of 2012. At December 31, 2012, $117.7 million of non-accrual assets were associated with the clarifying bankruptcy-related guidance of which  87.5% were less than 60 days past due.

•

Other real estate owned was $97 million at December 31, 2012, a decrease of $23.4 million from September 30, 2012, and a decrease of $37.9 million from December 31, 2011. Both decreases were primarily due to a decrease in the number of consumer and commercial properties owned driven by increased sales activity.

•

Provision for credit losses was $48.5 million, a decrease of $47.8 million from the third quarter of 2012 and a decrease of $10.7 million from the fourth quarter of 2011. The decrease from the third quarter of 2012 was primarily due to the non-recurring impact resulting from the implementation of bankruptcy-related regulatory guidance in the third quarter. The decrease from the fourth quarter of 2011 was primarily due to decreasing net charge-offs.

Deposits

Average Deposits								Table 5
				Percent Change
($ in thousands)	4Q	3Q	4Q	4Q12 vs	4Q12 vs	YTD	YTD	Percent
	2012	2012	2011	3Q12	4Q11	2012	2011	Change

Checking	$4,627,627	$4,582,088	$4,449,640	1.0%	4.0%	$4,602,881	$4,499,211	2.3%
Savings	6,103,302	6,173,524	5,878,392	(1.1)	3.8	6,059,237	5,692,324	6.4
Money market	819,596	848,899	662,024	(3.5)	23.8	770,104	658,693	16.9
Subtotal	11,550,525	11,604,511	10,990,056	(.5)	5.1	11,432,222	10,850,228	5.4
Certificates	2,206,173	1,953,208	1,112,735	13.0	98.3	1,727,859	1,103,231	56.6
Total average deposits	$13,756,698	$13,557,719	$12,102,791	1.5	13.7	$13,160,081	$11,953,459	10.1

Average interest rate on deposits (1)	.32%	.32%	.32%			.31%	.38%

(1) Annualized.

•

Total average deposits for the fourth quarter of 2012 increased $1.7 billion, or 13.7 percent, from the fourth quarter of 2011, primarily due to special programs for certificates of deposits, the assumption of $778 million of deposits from Prudential Bank & Trust, FSB in June 2012 and the reintroduction of free

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checking.

•	The average interest rate on deposits in the fourth quarter of 2012 was .32 percent and has remained relatively flat for the past five quarters.

Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
($ in thousands)	4Q	3Q	4Q	4Q12 vs	4Q12 vs	YTD	YTD	Percent
	2012	2012	2011	3Q12	4Q11	2012	2011	Change
Compensation and employee benefits	$101,678	$98,409	$82,595	3.3%	23.1%	$393,841	$348,792	12.9%
Occupancy and equipment	32,809	33,006	32,366	(.6)	1.4	130,792	126,437	3.4
FDIC insurance	8,671	6,899	6,647	25.7	30.4	30,425	28,747	5.8
Advertising and marketing	4,303	4,248	2,250	1.3	91.2	16,572	10,034	65.2
Deposit account premiums	523	485	6,482	7.8	(91.9)	8,669	22,891	(62.1)
Operating lease depreciation	5,905	6,325	6,811	(6.6)	(13.3)	25,378	30,007	(15.4)
Other	53,472	36,173	39,148	47.8	36.6	163,897	145,489	12.7
Core operating expenses	207,361	185,545	176,299	11.8	17.6	769,574	712,397	8.0
Loss on termination of debt	-	-	-	-	-	550,735	-	N.M .
Foreclosed real estate and repossessed assets, net	7,582	10,670	11,323	(28.9)	(33.0)	41,358	49,238	(16.0)
Other credit costs, net	(894)	593	(89)	N.M .	N.M .	887	2,816	(68.5)
Total non-interest expense	$214,049	$196,808	$187,533	8.8	14.1	$1,362,554	$764,451	78.2

N.M. = Not meaningful.

•

Compensation and employee benefits expense for the fourth quarter of 2012 increased $19.1 million, or 23.1 percent, from the fourth quarter of 2011. The increase was primarily due to increasing staff levels to support the growth of Gateway One, acquired in November 2011, as well as increased staffing levels to support the increased assets of the BRP program in Inventory Finance.

•

The combined expense associated with advertising, marketing and deposit account premiums decreased $3.9 million from the fourth quarter of 2011. The decrease from the fourth quarter of 2011 is attributable to TCF’s shift in strategy for acquiring high quality accounts, through the reintroduction of a free checking product, versus the utilization of deposit account premiums.

•	Included in other expense is $10 million for the civil money penalty assessed pursuant to previously disclosed deficiencies in TCF’s Bank Secrecy Act compliance program.

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Capital

Capital Information				Table 7
At period end
($ in thousands, except per-share data)	4Q		4Q
	2012		2011
Total equity	$1,876,643		$1,878,627
Book value per common share	$9.79		$11.65
Tangible realized common equity to tangible assets(1)	7.52%		8.42%

Risk-based capital
Tier 1	$1,633,336	11.09%	$1,706,926	12.67%
Total(2)	2,007,835	13.63	1,994,875	14.80

Tier 1 leverage capital	$1,633,336	9.21%	$1,706,926	9.15%

Tier 1 common capital(3)	$1,356,826	9.21%	$1,581,432	11.74%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see
“Reconciliation of GAAP to Non-GAAP Measures” table).
(2) The Company’s capital ratios continue to be in excess of “Well-capitalized” regulatory benchmarks.
(3) Excludes the effect of preferred shares, qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Measures” table).

•      During the fourth quarter of 2012, TCF issued $100 million of 6.45% Series B Non-Cumulative Perpetual Preferred Stock, par value $.01 per share, which qualifies as Tier 1 capital.

•                 On January 24, 2013, the Board of Directors of TCF declared a regular quarterly cash dividend of 5 cents per common share payable on February 28, 2013, to stockholders of record at the close of business on February 15, 2013. TCF also declared a dividend on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock payable on March 1, 2013, to stockholders of record at the close of business on February 15, 2013.

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Webcast Information

A live webcast of TCF’s conference call to discuss 2012 year-end and fourth quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on January 30, 2013 at 8:00 a.m. CT.  A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $18.2 billion in total assets at December 31, 2012. TCF has nearly 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in over 40 states. For more information about TCF, please visit http://ir.tcfbank.com.

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Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this earnings release.  These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks.  Deterioration in general economic and banking industry conditions, including defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in

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securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to customer opt-in preferences with respect to overdraft fees on point of sale and ATM transactions or the success of TCF’s reintroduction of TCF Free CheckingSM which may have an adverse impact on TCF’s fee revenue; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Supermarket Branching Risk; Growth Risks.  Adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches, including the announcement on January 10, 2013 by SUPERVALU that it had entered into an agreement to sell several of its supermarket chains, including Jewel-Osco®; in which TCF has 157 branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF’s balance sheet through programs or new opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters.  Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change.

Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended December 31,		Change
	2012	2011	$	%
Interest income:
Loans and leases	$210,490	$205,415	$5,075	2.5%
Securities available for sale	4,615	22,559	(17,944)	(79.5)
Investments and other	3,922	2,333	1,589	68.1
Total interest income	219,027	230,307	(11,280)	(4.9)
Interest expense:
Deposits	10,972	9,791	1,181	12.1
Borrowings	6,992	47,082	(40,090)	(85.1)
Total interest expense	17,964	56,873	(38,909)	(68.4)
Net interest income	201,063	173,434	27,629	15.9
Provision for credit losses	48,520	59,249	(10,729)	(18.1)
Net interest income after provision for credit losses	152,543	114,185	38,358	33.6
Non-interest income:
Fees and service charges	44,262	51,002	(6,740)	(13.2)
Card revenue	12,974	13,643	(669)	(4.9)
ATM revenue	5,584	6,608	(1,024)	(15.5)
Subtotal	62,820	71,253	(8,433)	(11.8)
Leasing and equipment finance	26,149	18,492	7,657	41.4
Gain on sales of auto loans	6,869	1,133	5,736	N.M .
Gain on sale of consumer real estate loans	854	-	854	N.M .
Other	3,973	1,570	2,403	153.1
Fees and other revenue	100,665	92,448	8,217	8.9
(Losses) gains on securities, net	(528)	5,842	(6,370)	(109.0)
Total non-interest income	100,137	98,290	1,847	1.9
Non-interest expense:
Compensation and employee benefits	101,678	82,595	19,083	23.1
Occupancy and equipment	32,809	32,366	443	1.4
FDIC insurance	8,671	6,647	2,024	30.4
Advertising and marketing	4,303	2,250	2,053	91.2
Deposit account premiums	523	6,482	(5,959)	(91.9)
Operating lease depreciation	5,905	6,811	(906)	(13.3)
Other	53,472	39,148	14,324	36.6
Subtotal	207,361	176,299	31,062	17.6
Foreclosed real estate and repossessed assets, net	7,582	11,323	(3,741)	(33.0)
Other credit costs, net	(894)	(89)	(805)	N.M .
Total non-interest expense	214,049	187,533	26,516	14.1
Income before income tax expense	38,631	24,942	13,689	54.9
Income tax expense	10,540	7,424	3,116	42.0
Income after income tax expense	28,091	17,518	10,573	60.4
Income attributable to non-controlling interest	1,306	1,075	231	21.5
Preferred stock dividends	3,234	-	3,234	N.M .
Net income available to common stockholders	23,551	16,443	7,108	43.2
Other comprehensive loss:
Reclassification adjustment for securities gains included in net income	-	(6,130)	6,130	(100.0)
Unrealized holding losses arising during the period on securities available for sale	(8,589)	(4,334)	(4,255)	(98.2)
Foreign currency hedge	136	(458)	594	(129.7)
Foreign currency translation adjustment	(170)	443	(613)	(138.4)
Recognized postretirement prior service cost and transition obligation	144	305	(161)	(52.8)
Income tax expense	2,855	3,890	(1,035)	(26.6)
Total other comprehensive loss	(5,624)	(6,284)	660	10.5
Comprehensive income	$17,927	$10,159	$7,768	76.5
Net income per common share:
Basic	$.15	$.10	$.05	50.0
Diluted	.15	.10	.05	50.0

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	159,914	157,829	2,085	1.3
Diluted	160,500	158,152	2,348	1.5
N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Year Ended December 31,		Change
	2012	2011	$	%
Interest income:
Loans and leases	$835,380	$844,796	$(9,416)	(1.1)%
Securities available for sale	35,150	85,188	(50,038)	(58.7)
Investments and other	14,093	7,967	6,126	76.9
Total interest income	884,623	937,951	(53,328)	(5.7)
Interest expense:
Deposits	40,987	45,108	(4,121)	(9.1)
Borrowings	63,617	193,155	(129,538)	(67.1)
Total interest expense	104,604	238,263	(133,659)	(56.1)
Net interest income	780,019	699,688	80,331	11.5
Provision for credit losses	247,443	200,843	46,600	23.2
Net interest income after provision for credit losses	532,576	498,845	33,731	6.8
Non-interest income:
Fees and service charges	177,953	219,363	(41,410)	(18.9)
Card revenue	52,638	96,147	(43,509)	(45.3)
ATM revenue	24,181	27,927	(3,746)	(13.4)
Subtotal	254,772	343,437	(88,665)	(25.8)
Leasing and equipment finance	92,721	89,167	3,554	4.0
Gain on sales of auto loans	22,101	1,133	20,968	N.M .
Gain on sale of consumer real estate loans	5,413	-	5,413	N.M .
Other	13,184	3,434	9,750	N.M .
Fees and other revenue	388,191	437,171	(48,980)	(11.2)
Gains on securities, net	102,232	7,263	94,969	N.M.
Total non-interest income	490,423	444,434	45,989	10.3
Non-interest expense:
Compensation and employee benefits	393,841	348,792	45,049	12.9
Occupancy and equipment	130,792	126,437	4,355	3.4
FDIC insurance	30,425	28,747	1,678	5.8
Advertising and marketing	16,572	10,034	6,538	65.2
Deposit account premiums	8,669	22,891	(14,222)	(62.1)
Operating lease depreciation	25,378	30,007	(4,629)	(15.4)
Other	163,897	145,489	18,408	12.7
Subtotal	769,574	712,397	57,177	8.0
Loss on termination of debt	550,735	-	550,735	N.M .
Foreclosed real estate and repossessed assets, net	41,358	49,238	(7,880)	(16.0)
Other credit costs, net	887	2,816	(1,929)	(68.5)
Total non-interest expense	1,362,554	764,451	598,103	78.2
(Loss) income before income tax expense	(339,555)	178,828	(518,383)	N.M .
Income tax (benefit) expense	(132,858)	64,441	(197,299)	N.M .
(Loss) income after income tax expense	(206,697)	114,387	(321,084)	N.M .
Income attributable to non-controlling interest	6,187	4,993	1,194	23.9
Preferred stock dividends	5,606	-	5,606	N.M .
Net (loss) income available to common stockholders	(218,490)	109,394	(327,884)	N.M .
Other comprehensive (loss) income:
Reclassification adjustment for securities gains included in net income	(89,879)	(8,045)	(81,834)	N.M .
Unrealized holding gains arising during the period on securities available for sale	19,794	122,638	(102,844)	(83.9)
Foreign currency hedge	(630)	261	(891)	N.M .
Foreign currency translation adjustment	531	(433)	964	N.M .
Recognized postretirement prior service cost and transition obligation	123	308	(185)	(60.1)
Income tax expense (benefit)	25,678	(42,211)	67,889	(160.8)
Total other comprehensive (loss) income	(44,383)	72,518	(116,901)	(161.2)
Comprehensive (loss) income	$(262,873)	$181,912	$(444,785)	N.M .
Net (loss) income per common share:
Basic	$(1.37)	$.71	$(2.08)	N.M .
Diluted	(1.37)	.71	(2.08)	N.M .

Dividends declared per common share	$.20	$.20	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	159,269	154,222	5,047	3.3
Diluted	159,269	154,509	4,760	3.1
N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Dec. 31	At Dec. 31	Change
	2012	2011	$	%
ASSETS

Cash and due from banks	$1,100,347	$1,389,704	$(289,357)	(20.8)%
Investments	120,867	157,780	(36,913)	(23.4)
Securities available for sale	712,091	2,324,038	(1,611,947)	(69.4)
Loans and leases held for sale	10,289	14,321	(4,032)	(28.2)
Loans and leases:
Consumer real estate	6,674,501	6,895,291	(220,790)	(3.2)
Commercial	3,405,235	3,449,492	(44,257)	(1.3)
Leasing and equipment finance	3,198,017	3,142,259	55,758	1.8
Inventory finance	1,567,214	624,700	942,514	150.9
Auto finance	552,833	3,628	549,205	N.M .
Other loans and leases	27,924	34,885	(6,961)	(20.0)
Total loans and leases	15,425,724	14,150,255	1,275,469	9.0
Allowance for loan and lease losses	(267,128)	(255,672)	(11,456)	(4.5)
Net loans and leases	15,158,596	13,894,583	1,264,013	9.1
Premises and equipment, net	440,466	436,281	4,185	1.0
Goodwill	225,640	225,640	-	-
Other assets	457,621	537,041	(79,420)	(14.8)
Total assets	$18,225,917	$18,979,388	$(753,471)	(4.0)

LIABILITIES AND EQUITY

Deposits:
Checking	$4,834,632	$4,629,749	$204,883	4.4
Savings	6,104,104	5,855,263	248,841	4.2
Money market	820,553	651,377	169,176	26.0
Subtotal	11,759,289	11,136,389	622,900	5.6
Certificates of deposit	2,291,497	1,065,615	1,225,882	115.0
Total deposits	14,050,786	12,202,004	1,848,782	15.2
Short-term borrowings	2,619	6,416	(3,797)	(59.2)
Long-term borrowings	1,931,196	4,381,664	(2,450,468)	(55.9)
Total borrowings	1,933,815	4,388,080	(2,454,265)	(55.9)
Accrued expenses and other liabilities	364,673	510,677	(146,004)	(28.6)
Total liabilities	16,349,274	17,100,761	(751,487)	(4.4)
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; and 4,006,900 shares issued	263,240	-	263,240	N.M .
Common stock, par value $.01 per share, 280,000,000 shares authorized; 163,428,763 and 160,366,380 shares issued	1,634	1,604	30	1.9
Additional paid-in capital	750,040	715,247	34,793	4.9
Retained earnings, subject to certain restrictions	877,445	1,127,823	(250,378)	(22.2)
Accumulated other comprehensive income	12,443	56,826	(44,383)	(78.1)
Treasury stock at cost, 42,566 shares, and other	(41,429)	(33,367)	(8,062)	(24.2)
Total TCF Financial Corporation stockholders’ equity	1,863,373	1,868,133	(4,760)	(.3)
Non-controlling interest in subsidiaries	13,270	10,494	2,776	26.5
Total equity	1,876,643	1,878,627	(1,984)	(.1)
Total liabilities and equity	$18,225,917	$18,979,388	$(753,471)	(4.0)

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2012	2012	2012	2012	2011	2012		2011
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$76,020	$80,153	$86,714	$88,092	$87,358	$(4,133)		$(11,338)
Junior lien	13,141	13,388	13,967	15,563	22,277	(247)		(9,136)
Total consumer real estate	89,161	93,541	100,681	103,655	109,635	(4,380)		(20,474)
Commercial	2,630	2,652	5,616	3,425	1,148	(22)		1,482
Leasing and equipment finance	2,568	1,554	1,492	4,919	3,512	1,014		(944)
Inventory finance	119	80	206	185	160	39		(41)
Auto finance	532	305	62	2	-	227		532
Other	31	22	34	52	41	9		(10)
Subtotal	95,041	98,154	108,091	112,238	114,496	(3,113)		(19,455)
Acquired portfolios	982	1,069	1,483	2,198	3,140	(87)		(2,158)
Total delinquencies	$96,023	$99,223	$109,574	$114,436	$117,636	$(3,200)		$(21,613)

Delinquency Data - % of Portfolio (1)
60 days or more:
Consumer real estate
First mortgage lien	1.88%	1.93%	1.93%	1.93%	1.89%	(5)	bps	(1)	bps
Junior lien	.55	.59	.64	.74	1.04	(4)		(49)
Total consumer real estate	1.38	1.46	1.51	1.55	1.63	(8)		(25)
Commercial	.08	.08	.17	.10	.03	-		5
Leasing and equipment finance	.08	.05	.05	.17	.13	3		(5)
Inventory finance	.01	.01	.01	.01	.03	-		(2)
Auto finance	.10	.08	.02	-	-	2		10
Other	.12	.09	.13	.20	.12	3		-
Subtotal	.64	.67	.74	.77	.85	(3)		(21)
Acquired portfolios	.58	.50	.58	.66	.84	8		(26)
Total delinquencies	.64	.67	.73	.77	.85	(3)		(21)

(1) Excludes non-accrual loans and leases.

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2012	2012	2012	2012	2011	2012		2011
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$199,631	$197,649	$122,406	$125,895	$129,114	$1,982		$70,517
Junior lien	35,269	35,936	18,272	23,409	20,257	(667)		15,012
Total consumer real estate	234,900	233,585	140,678	149,304	149,371	1,315		85,529
Commercial	127,746	169,339	150,215	135,677	127,519	(41,593)		227
Leasing and equipment finance	13,652	15,812	29,429	20,015	20,583	(2,160)		(6,931)
Inventory finance	1,487	1,120	1,900	1,109	823	367		664
Auto finance	101	-	-	-	-	101		101
Other	1,571	1,957	2,204	2,838	15	(386)		1,556
Total non-accrual loans and leases	$379,457	$421,813	$324,426	$308,943	$298,311	$(42,356)		$81,146

Non-accrual loans and leases - rollforward
Balance, beginning of period	$421,813	$324,426	$308,943	$298,311	$307,672	$97,387		$114,141
Additions	88,235	210,916	111,739	85,670	125,893	(122,681)		(37,658)
Charge-offs	(27,657)	(49,116)	(28,228)	(19,683)	(38,263)	21,459		10,606
Transfers to other assets	(17,305)	(24,632)	(34,473)	(25,603)	(31,486)	7,327		14,181
Return to accrual status	(55,261)	(30,300)	(22,200)	(21,243)	(19,932)	(24,961)		(35,329)
Payments received	(30,832)	(9,652)	(12,261)	(9,202)	(45,238)	(21,180)		14,406
Other, net	464	171	906	693	(335)	293		799
Balance, end of period	$379,457	$421,813	$324,426	$308,943	$298,311	$(42,356)		$81,146

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

						Change from
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,		Dec 31,
	2012	2012	2012	2012	2011	2012		2011
Other Real Estate Owned
Other real estate owned (1)
Consumer real estate	$69,599	$85,764	$83,176	$84,996	$87,792	$(16,165)		$(18,193)
Commercial real estate	27,379	34,662	42,700	42,232	47,106	(7,283)		(19,727)
Total other real estate owned	$96,978	$120,426	$125,876	$127,228	$134,898	$(23,448)		$(37,920)

Other real estate owned - rollforward
Balance, beginning of period	$120,426	$125,876	$127,228	$134,898	$130,414	$(5,450)		$(9,988)
Transferred in	18,444	26,097	33,739	25,624	33,864	(7,653)		(15,420)
Sales	(39,528)	(28,479)	(29,448)	(28,601)	(25,909)	(11,049)		(13,619)
Writedowns	(4,614)	(3,493)	(6,237)	(5,267)	(5,719)	(1,121)		1,105
Other, net	2,250	425	594	574	2,248	1,825		2
Balance, end of period	$96,978	$120,426	$125,876	$127,228	$134,898	$(23,448)		$(37,920)

Ending number of properties owned
Consumer real estate	418	425	426	466	465	(7)		(47)
Commercial real estate	18	26	32	32	33	(8)		(15)
Total	436	451	458	498	498	(15)		(62)

(1) Includes properties owned and foreclosed properties subject to redemption.

						Change from
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,		Dec 31,
	2012	2012	2012	2012	2011	2012		2011
Non-Performing Assets
Non-accrual loans and leases	$261,796	$318,611	$324,426	$308,943	$298,311	$(56,815)		$(36,515)
Loans discharged in bankruptcy(1)	117,661	103,202	-	-	-	14,459		117,661
Other real estate owned	96,978	120,426	125,876	127,228	134,898	(23,448)		(37,920)
Total non-performing assets	$476,435	$542,239	$450,302	$436,171	$433,209	$(65,804)		$43,226

Percent of total loans and leases and other real estate owned	3.07%	3.54%	2.93%	2.84%	3.03%	(47)	bps	4	bps

(1) Consumer real estate loans required to be reported as nonaccrual loans, regardless of delinquency status, due to the implementation of clarifying regulatory guidance in the third quarter of 2012, related to the discharge of a borrowers' personal liability following Chapter 7 bankruptcy proceedings.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

At December 31, 2012			At September 30, 2012		At December 31, 2011		Change from
		% of		% of		% of	Sep. 30,		Dec. 31,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2012		2011
Consumer real estate	$182,013	2.73%	$178,942	2.69%	$183,435	2.66%	4	bps	7	bps
Commercial	51,575	1.51	53,756	1.53	46,954	1.36	(2)		15
Leasing and equipment finance	21,037.66		21,331.68		21,173.67		(2)		(1)
Inventory finance	7,569.48		7,003.48		2,996.48		-		-
Auto finance	4,136.75		3,059.75		-	-	-		N.M.
Other	798	2.86	750	2.72	1,114	3.19	14		(33)
Total	$267,128	1.73	$264,841	1.74	$255,672	1.81	(1)		(8)

Net Charge-Offs

							Change from
		Quarter Ended					Quarter Ended
		Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
		2012	2012	2012	2012	2011	2012		2011
Consumer real estate
First mortgage lien		$22,163	40,469	18,369	19,526	23,081	(18,306)		(918)
Junior lien		11,757	34,202	16,487	16,162	14,219	(22,445)		(2,462)
Total consumer real estate		33,920	74,671	34,856	35,688	37,300	(40,751)		(3,380)
Commercial		8,351	20,547	8,455	1,524	15,577	(12,196)		(7,226)
Leasing and equipment finance		1,345	7,521	1,173	151	3,473	(6,176)		(2,128)
Inventory finance		193	444	225	643	53	(251)		140
Auto finance		771	280	81	2	-	491		771
Other		940	991	69	925	1,519	(51)		(579)
Total		$45,520	$104,454	$44,859	$38,933	$57,922	$(58,934)		$(12,402)

Net Charge-Offs as a Percentage of Average Loans and Leases

							Change from
		Quarter Ended (1)					Quarter Ended
		Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
		2012	2012	2012	2012	2011	2012		2011
Consumer real estate
First mortgage lien		2.06%	3.60%	1.58%	1.66%	1.94%	(154)	bps	12	bps
Junior lien		1.99	6.12	3.07	3.03	2.63	(413)		(64)
Total consumer real estate		2.04	4.44	2.05	2.09	2.15	(240)		(11)
Commercial		.97	2.32	.97	.18	1.79	(135)		(82)
Leasing and equipment finance		.17	.95	.15	.02	.46	(78)		(29)
Inventory finance		.05	.12	.06	.22	.03	(7)		2
Auto finance		.61	.30	.14	.01	-	31		N.M.
Other		N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total		1.18	2.74	1.18	1.06	1.63	(156)		(45)

(1) Annualized.
N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
	2012			2011
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates(1) (2)	Balance	Interest	Rates(1) (2)
ASSETS:
Investments and other	$642,580	$2,854	1.77%	$1,046,883	$2,202	.84%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	699,528	4,614	2.64	2,381,193	22,557	3.79
Other securities	115	1	2.52	237	2	3.36
Total securities available for sale(3)	699,643	4,615	2.64	2,381,430	22,559	3.79
Loans and leases held for sale	53,140	1,068	8.00	4,822	131	10.78
Loans and leases:
Consumer real estate:
Fixed-rate	4,012,702	59,968	5.95	4,528,165	68,919	6.04
Variable-rate	2,650,958	33,817	5.07	2,404,886	30,841	5.09
Total consumer real estate	6,663,660	93,785	5.60	6,933,051	99,760	5.71
Commercial:
Fixed- and adjustable-rate	2,614,824	36,776	5.60	2,775,219	39,734	5.68
Variable-rate	837,944	7,475	3.55	701,441	7,569	4.28
Total commercial	3,452,768	44,251	5.10	3,476,660	47,303	5.40
Leasing and equipment finance	3,184,540	41,729	5.24	3,043,329	44,762	5.88
Inventory finance	1,570,829	24,124	6.11	766,885	13,767	7.12
Auto finance	504,565	7,016	5.53	1,442	12	3.30
Other	14,704	307	8.31	17,944	403	8.91
Total loans and leases	15,391,066	211,212	5.47	14,239,311	206,007	5.75
Total interest-earning assets	16,786,429	219,749	5.21	17,672,446	230,899	5.20
Other assets	1,161,959			1,248,000
Total assets	$17,948,388			$18,920,446
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,294,027			$1,330,462
Small business	775,334			738,867
Commercial and custodial	329,919			303,216
Total non-interest bearing deposits	2,399,280			2,372,545
Interest-bearing deposits:
Checking	2,248,481	625.11		2,096,340	818.15
Savings	6,083,168	4,511.29		5,859,147	6,254.42
Money market	819,596	716.35		662,024	620.37
Subtotal	9,151,245	5,852.25		8,617,511	7,692.35
Certificates of deposit	2,206,173	5,120.92		1,112,735	2,099.75
Total interest-bearing deposits	11,357,418	10,972.38		9,730,246	9,791.40
Total deposits	13,756,698	10,972.32		12,102,791	9,791.32
Borrowings:
Short-term borrowings	47,715	49.41		37,081	27.29
Long-term borrowings	1,928,507	6,943	1.44	4,387,036	47,055	4.26
Total borrowings	1,976,222	6,992	1.41	4,424,117	47,082	4.23
Total interest-bearing liabilities	13,333,640	17,964.54		14,154,363	56,873	1.59
Total deposits and borrowings	15,732,920	17,964.45		16,526,908	56,873	1.37
Other liabilities	434,471			538,148
Total liabilities	16,167,391			17,065,056
Total TCF Financial Corporation stockholders’ equity	1,768,002			1,850,968
Non-controlling interest in subsidiaries	12,995			4,422
Total equity	1,780,997			1,855,390
Total liabilities and equity	$17,948,388			$18,920,446
Net interest income and margin		$201,785	4.79		$174,026	3.92

(1)  Annualized.

(2)  Interest and yields are presented on a fully tax equivalent basis.

(3)  Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2012			2011
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates(1)	Balance	Interest	Rates(1)
ASSETS:
Investments and other	$574,422	$10,404	1.81%	$820,981	$7,836	.95%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	1,055,868	35,143	3.33	2,198,188	85,138	3.87
U.S. Treasury securities	-	-	-	48,178	34.07
Other securities	180	7	3.70	329	16	4.86
Total securities available for sale(2)	1,056,048	35,150	3.33	2,246,695	85,188	3.79
Loans and leases held for sale	46,201	3,689	7.98	1,215	131	10.78
Loans and leases:
Consumer real estate:
Fixed-rate	4,254,039	252,233	5.93	4,627,047	281,427	6.08
Variable-rate	2,503,473	126,158	5.04	2,386,234	122,532	5.13
Total consumer real estate	6,757,512	378,391	5.60	7,013,281	403,959	5.76
Commercial:
Fixed- and adjustable-rate	2,691,004	149,793	5.57	2,854,327	164,368	5.76
Variable-rate	794,214	30,653	3.86	710,758	30,742	4.33
Total commercial	3,485,218	180,446	5.18	3,565,085	195,110	5.47
Leasing and equipment finance	3,155,946	170,991	5.42	3,074,207	184,575	6.00
Inventory finance	1,434,643	88,934	6.20	856,271	61,583	7.19
Auto finance	296,083	17,949	6.06	363	13	3.31
Other	16,549	1,332	8.05	19,324	1,702	8.81
Total loans and leases	15,145,951	838,043	5.53	14,528,531	846,942	5.83
Total interest-earning assets	16,822,622	887,286	5.27	17,597,422	940,097	5.34
Other assets	1,233,042			1,194,550
Total assets	$18,055,664			$18,791,972
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,311,561			$1,414,659
Small business	738,949			698,903
Commercial and custodial	317,432			291,986
Total non-interest bearing deposits	2,367,942			2,405,548
Interest-bearing deposits:
Checking	2,256,237	3,105.14		2,114,098	4,451.21
Savings	6,037,939	19,834.33		5,671,889	28,942.51
Money market	770,104	2,859.37		658,693	2,951.45
Subtotal	9,064,280	25,798.28		8,444,680	36,344.43
Certificates of deposit	1,727,859	15,189.88		1,103,231	8,764.79
Total interest-bearing deposits	10,792,139	40,987.38		9,547,911	45,108.47
Total deposits	13,160,081	40,987.31		11,953,459	45,108.38
Borrowings:
Short-term borrowings	312,417	937.30		49,442	171.35
Long-term borrowings	2,426,655	62,680	2.58	4,500,564	192,984	4.29
Total borrowings	2,739,072	63,617	2.32	4,550,006	193,155	4.24
Total interest-bearing liabilities	13,531,211	104,604.77		14,097,917	238,263	1.69
Total deposits and borrowings	15,899,153	104,604.66		16,503,465	238,263	1.44
Other liabilities	412,170			551,206
Total liabilities	16,311,323			17,054,671
Total TCF Financial Corporation stockholders’ equity	1,729,537			1,729,660
Non-controlling interest in subsidiaries	14,804			7,641
Total equity	1,744,341			1,737,301
Total liabilities and equity	$18,055,664			$18,791,972
Net interest income and margin		$782,682	4.65		$701,834	3.99

(1)  Interest and yields are presented on a fully tax equivalent basis.

(2)  Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME AND FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2012	2012	2012	2012	2011
Interest income:
Loans and leases	$210,490	$210,140	$208,766	$205,984	$205,415
Securities available for sale	4,615	5,607	5,816	19,112	22,559
Investments and other	3,922	4,105	3,633	2,433	2,333
Total interest income	219,027	219,852	218,215	227,529	230,307
Interest expense:
Deposits	10,972	10,757	10,197	9,061	9,791
Borrowings	6,992	8,536	9,794	38,295	47,082
Total interest expense	17,964	19,293	19,991	47,356	56,873
Net interest income	201,063	200,559	198,224	180,173	173,434
Provision for credit losses	48,520	96,275	54,106	48,542	59,249
Net interest income after provision for credit losses	152,543	104,284	144,118	131,631	114,185
Non-interest income:
Fees and service charges	44,262	43,745	48,090	41,856	51,002
Card revenue	12,974	12,927	13,530	13,207	13,643
ATM revenue	5,584	6,122	6,276	6,199	6,608
Subtotal	62,820	62,794	67,896	61,262	71,253
Leasing and equipment finance	26,149	20,498	23,207	22,867	18,492
Gain on sale of auto loans	6,869	7,486	5,496	2,250	1,133
Gain on sale of consumer real estate loans	854	4,559	-	-	-
Other	3,973	3,688	3,168	2,355	1,570
Fees and other revenue	100,665	99,025	99,767	88,734	92,448
(Losses) gains on securities, net	(528)	13,033	13,116	76,611	5,842
Total non-interest income	100,137	112,058	112,883	165,345	98,290
Non-interest expense:
Compensation and employee benefits	101,678	98,409	97,787	95,967	82,595
Occupancy and equipment	32,809	33,006	32,731	32,246	32,366
FDIC insurance	8,671	6,899	8,469	6,386	6,647
Advertising and marketing	4,303	4,248	5,404	2,617	2,250
Deposit account premiums	523	485	1,690	5,971	6,482
Operating lease depreciation	5,905	6,325	6,417	6,731	6,811
Other	53,472	36,173	36,956	37,296	39,148
Subtotal	207,361	185,545	189,454	187,214	176,299
Loss on termination of debt	-	-	-	550,735	-
Foreclosed real estate and repossessed assets, net	7,582	10,670	12,059	11,047	11,323
Other credit costs, net	(894)	593	1,476	(288)	(89)
Total non-interest expense	214,049	196,808	202,989	748,708	187,533
Income (loss) before income tax expense	38,631	19,534	54,012	(451,732)	24,942
Income tax expense (benefit)	10,540	6,304	20,542	(170,244)	7,424
Income (loss) after income tax expense	28,091	13,230	33,470	(281,488)	17,518
Income attributable to non-controlling interest	1,306	1,536	1,939	1,406	1,075
Preferred stock dividends	3,234	2,372	-	-	-
Net income (loss) available to common stockholders	23,551	9,322	31,531	(282,894)	16,443
Other comprehensive (loss) income:
Reclassification adjustment for securities gains included in net income	-	(12,912)	-	(76,967)	(6,130)
Unrealized holding (losses) gains arising during the period on securities available for sale	(8,589)	16,283	19,868	(7,768)	(4,334)
Foreign currency hedge	136	(630)	268	(404)	(458)
Foreign currency translation adjustment	(170)	640	(324)	385	443
Recognized postretirement prior service cost and transition obligation	144	(7)	(7)	(7)	305
Income tax expense (benefit)	2,855	(1,010)	(7,375)	31,208	3,890
Total other comprehensive (loss) income	(5,624)	2,364	12,430	(53,553)	(6,284)
Comprehensive income (loss)	$17,927	$11,686	$43,961	$(336,447)	$10,159
Net income (loss) per common share:
Basic	$.15	$.06	$.20	$(1.78)	$.10
Diluted	.15	.06	.20	(1.78)	.10
Dividends declared per common share	$.05	$.05	$.05	$.05	$.05
Financial Highlights:
Pre-tax pre-provision profit(1)	$87,151	$115,809	108,118	70,578	84,191
Return on average assets(2)	.63%	.30%	.76%	(5.96)%	.37%
Return on average common equity(2)	5.93	2.36	8.13	(63.38)	3.55
Net interest margin(2)	4.79	4.85	4.86	4.14	3.92

(1) Pre-tax pre-provision profit (‘‘PTPP’’) is calculated as total revenues less non-interest expense.  First quarter 2012 PTPP excludes the net loss of $473.8 million related to the balance sheet repositioning completed in the first quarter of 2012.

(2)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2012	2012	2012	2012	2011

ASSETS
Cash and due from banks	$777,995	$628,697	$555,590	$863,310	$1,175,118
Investments	122,970	123,223	149,813	168,805	162,359
U.S. Government sponsored entities:
Mortgage-backed securities	696,506	701,155	736,251	2,021,574	2,374,026
Other securities	2,150	2,224	2,097	1,678	1,816
Total securities available for sale	698,656	703,379	738,348	2,023,252	2,375,842
Loans and leases held for sale	53,140	80,549	44,788	5,872	4,822
Loans and leases:
Consumer real estate:
Fixed-rate	4,012,702	4,197,903	4,365,670	4,443,148	4,528,165
Variable-rate	2,650,958	2,531,351	2,427,745	2,401,915	2,404,886
Total consumer real estate	6,663,660	6,729,254	6,793,415	6,845,063	6,933,051
Commercial:
Fixed- and adjustable-rate	2,614,824	2,682,193	2,730,085	2,737,848	2,775,219
Variable-rate	837,944	855,918	761,964	719,872	701,441
Total commercial	3,452,768	3,538,111	3,492,049	3,457,720	3,476,660
Leasing and equipment finance	3,184,540	3,164,592	3,145,914	3,128,329	3,043,329
Inventory finance	1,570,829	1,440,298	1,571,004	1,145,183	766,885
Auto finance	504,565	367,271	223,893	85,562	1,442
Other	14,704	16,280	17,647	17,582	17,944
Total loans and leases	15,391,066	15,255,806	15,243,922	14,679,439	14,239,311
Allowance for loan and lease losses	(269,578)	(264,626)	(266,187)	(257,895)	(251,158)
Net loans and leases	15,121,488	14,991,180	14,977,735	14,421,544	13,988,153
Premises and equipment, net	442,287	442,456	438,438	435,412	436,715
Goodwill	225,640	225,640	225,640	225,640	179,070
Other assets	506,212	521,397	524,466	753,873	598,367
Total assets	$17,948,388	$17,716,521	$17,654,818	$18,897,708	$18,920,446

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,294,027	$1,275,722	$1,316,767	$1,359,781	$1,330,462
Small business	775,334	746,511	725,052	708,416	738,867
Commercial and custodial	329,919	324,739	310,321	305,064	303,216
Total non-interest bearing deposits	2,399,280	2,346,972	2,352,140	2,373,261	2,372,545
Interest-bearing deposits:
Checking	2,248,481	2,255,561	2,306,810	2,214,192	2,096,340
Savings	6,083,168	6,153,079	6,031,015	5,882,730	5,859,147
Money market	819,596	848,899	748,016	662,493	662,024
Subtotal	9,151,245	9,257,539	9,085,841	8,759,415	8,617,511
Certificates of deposit	2,206,173	1,953,208	1,608,653	1,135,673	1,112,735
Total interest-bearing deposits	11,357,418	11,210,747	10,694,494	9,895,088	9,730,246
Total deposits	13,756,698	13,557,719	13,046,634	12,268,349	12,102,791
Borrowings:
Short-term borrowings	47,715	65,531	705,888	436,171	37,081
Long-term borrowings	1,928,507	1,985,094	1,986,182	3,817,165	4,387,036
Total borrowings	1,976,222	2,050,625	2,692,070	4,253,336	4,424,117
Accrued expenses and other liabilities	434,471	343,336	335,113	577,142	538,148
Total liabilities	16,167,391	15,951,680	16,073,817	17,098,827	17,065,056
Equity:
Preferred stock	180,359	166,721	10,993	-	-
Common stock	1,634	1,631	1,625	1,617	1,602
Additional paid-in capital	749,445	742,598	738,089	727,596	711,914
Retained earnings, subject to certain restrictions	866,895	862,570	846,349	1,052,632	1,121,866
Accumulated other comprehensive income	13,131	19,321	11,601	46,029	48,618
Treasury stock at cost and other	(43,462)	(42,890)	(45,499)	(42,499)	(33,032)
Total TCF Financial Corporation stockholders equity	1,768,002	1,749,951	1,563,158	1,785,375	1,850,968
Non-controlling interest in subsidiaries	12,995	14,890	17,843	13,506	4,422
Total equity	1,780,997	1,764,841	1,581,001	1,798,881	1,855,390
Total liabilities and equity	$17,948,388	$17,716,521	$17,654,818	$18,897,708	$18,920,446

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES(1) (2)

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2012	2012	2012	2012	2011

ASSETS

Investments and other	1.77%	2.09%	2.48%	1.29%	.84%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2.64	3.15	3.17	3.66	3.79
Other securities	2.52	3.32	4.14	5.24	3.36
Total securities available for sale(3)	2.64	3.15	3.17	3.66	3.79
Loans and leases held for sale	8.00	7.89	8.80	3.08	10.78
Loans and leases:
Consumer real estate:
Fixed-rate	5.95	5.94	5.84	5.99	6.04
Variable-rate	5.07	5.04	5.00	5.03	5.09
Total consumer real estate	5.60	5.60	5.54	5.65	5.71
Commercial:
Fixed- and adjustable-rate	5.60	5.57	5.49	5.61	5.68
Variable-rate	3.55	3.77	3.99	4.20	4.28
Total commercial	5.10	5.14	5.16	5.32	5.40
Leasing and equipment finance	5.24	5.33	5.48	5.63	5.88
Inventory finance	6.11	6.19	6.07	6.58	7.12
Auto finance	5.53	5.97	6.89	7.44	3.30
Other	8.31	7.83	7.66	8.42	8.91
Total loans and leases	5.47	5.50	5.52	5.65	5.75

Total interest-earning assets	5.21	5.32	5.34	5.24	5.20

LIABILITIES

Interest-bearing deposits:
Checking	.11	.12	.15	.16	.15
Savings	.29	.31	.34	.37	.42
Money market	.35	.38	.39	.37	.37
Subtotal	.25	.27	.30	.32	.35
Certificates of deposit	.92	.92	.86	.75	.75
Total interest-bearing deposits	.38	.38	.38	.37	.40
Total deposits	.32	.32	.31	.30	.32
Borrowings:
Short-term borrowings	.41	.24	.30	.30	.29
Long-term borrowings	1.44	1.71	1.87	4.00	4.26
Total borrowings	1.41	1.66	1.46	3.62	4.23

Total interest-bearing liabilities	.54	.58	.60	1.35	1.59

Net interest margin	4.79	4.85	4.86	4.14	3.92

(1)  Annualized.

(2)  Yields are presented on a fully tax equivalent basis.

(3)  Average yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES(1)

(Dollars in thousands)

(Unaudited)

	At Dec. 31,	At Dec. 31,
	2012	2011
Computation of tangible realized common equity to tangible assets:
Total equity	$1,876,643	$1,878,627
Less: Non-controlling interest in subsidiaries	13,270	10,494
Total TCF Financial Corp. stockholders’ equity	1,863,373	1,868,133
Less:
Preferred stock	263,240	-
Goodwill	225,640	225,640
Other intangibles	8,674	7,134
Accumulated other comprehensive income	12,443	56,826
Tangible realized common equity	$1,353,376	$1,578,533

Total assets	$18,225,917	$18,979,388
Less:
Goodwill	225,640	225,640
Other intangibles	8,674	7,134
Tangible assets	$17,991,603	$18,746,614

Tangible realized common equity to tangible assets	7.52%	8.42%

	At Dec. 31,	At Dec. 31,
	2012	2011
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,633,336	$1,706,926
Total risk-weighted assets	14,733,203	13,475,330
Total tier 1 risk-based capital ratio	11.09%	12.67%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,633,336	$1,706,926
Less:
Preferred stock	263,240	-
Qualifying non-controlling interest in subsidiaries	13,270	10,494
Qualifying trust preferred securities	-	115,000
Total tier 1 common capital	$1,356,826	$1,581,432

Total tier 1 common capital ratio	9.21%	11.74%

(1) When evaluating capital adequacy and utilization, management considers financial measures such as Tangible Realized Common Equity to Tangible Assets and the Tier 1 Common Capital Ratio. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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